UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 6, 2012

Willis Lease Finance Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15369	68-0070656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

773 San Marin Drive, Suite 2215
Novato, California 94998

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 408-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 6, 2012, Willis Lease Finance Corporation (the “Company”) issued a news release announcing the offering of $390 million of senior secured notes (the “Notes”) by Willis Engine Securitization Trust II (“WEST II”), its direct, wholly-owned subsidiary.

A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The news release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of, the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful. The Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Notes are being offered only to qualified institutional buyers under Rule 144A under the Securities Act, to institutional accredited investors and outside the United States in compliance with Regulation S under the Securities Act.

Item 9.01 Financial Statements & Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	News release by Willis Lease Finance Corporation, dated September 6, 2012, announcing the offering by Willis Engine Securitization Trust II of $390 million of senior secured notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated September 6, 2012

WILLIS LEASE FINANCE CORPORATION

	By:	/s/ Bradley S. Forsyth
Bradley S. Forsyth
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	News release by Willis Lease Finance Corporation, dated September 6, 2012, announcing the offering by Willis Engine Securitization Trust II of $390 million of senior secured notes.